Exhibit 24.1

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below, hereby makes, constitutes and appoints Roy M. Whitehead, Brent J. Beardall, and Paul Tyler as their respective true and lawful attorney, with full power to sign for such person and in such person’s name and capacity indicated below, and with full power of substitution, any and all amendments, including post-effective amendments, to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all amendments.

Name	Title	Date

/S/ ROY M. WHITEHEAD Roy M. Whitehead	Director, Chairman, President and Chief Executive Officer (Principal Executive Officer)	September 7, 2009

/S/ BRENT J. BEARDALL Brent J. Beardall	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 7, 2009

/S/ JOHN F. CLEARMAN John F. Clearman	Director	September 4, 2009

/S/ DEREK L. CHINN Derek L. Chinn	Director	September 8, 2009

/S/ JAMES J. DOUD, JR. James J. Doud, Jr.	Director	September 7, 2009

/S/ H. DENNIS HALVORSON H. Dennis Halvorson	Director	September 5, 2009

/S/ ANNA C. JOHNSON Anna C. Johnson	Director	September 7, 2009

Thomas J. Kelley	Director

/S/ THOMAS F. KENNEY Thomas F. Kenney	Director	September 7, 2009

/S/ CHARLES R. RICHMOND Charles R. Richmond	Director	September 7, 2009

/S/ BARBARA L. SMITH Barbara L. Smith	Director	September 10, 2009